EXHIBIT 99.1

UNANIMOUS WRITTEN CONSENT
BY THE BOARD OF DIRECTORS OF
UNICAPITAL ACQUISITION CORP.
A DELAWARE CORPORATION
IN LIEU OF A MEETING
CHANGE NAME OF CORPORATION

Pursuant to the Delaware General Corporation Law, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors, the undersigned, being all of the directors of UNICAPITAL ACQUISITION CORP., a Delaware corporation (the “Corporation”), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions.

WHEREAS, pursuant to the Recital clause D on the Agreement and Plan of Merger dated March 11, 2009, the Corporation will propose to change its name to “Tai Pan Holding, Inc.” or other name as it deems fit upon completion of the merger with Tai Pan Holding, Inc.

WHEREAS, the merger transaction has been completed and merger certificate has been filed and approved by the Secretary of State of Delaware on March 25, 2009.

WHEREAS, the board members and management decide to adopt the name of the corporation to “Tai Pan Holding, Inc”

WHEREAS, the Corporation executive officers reviewed and approve the name change to “Tai Pan Holding, Inc.; and

RESOLVED, that the Board of Directors accept and approve the change.

RESOLVED FURTHER, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions as may be necessary, appropriate or advisable to implement this resolution and amendment and any such prior actions are hereby ratified; and

THE UNDERSIGNED, being all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actins as of the 25th of March 2009, notwithstanding the actual date of the signing.

/s/ Kheng Siang Lee	/s/ Eng Seng Tang
By: Kheng Siang Lee	By: Eng Seng Tang
Title: Director	Title: Director

/s/ Hoon Leum Goh	/s/ Cheng Yu Wang
By: Hoon Leum Goh	By: Cheng-Yu Wang
Title: Director	Title: Director